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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K/A

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                                                         January 20, 1997
Date of Report (Date of earliest event reported)_______________________________


                             MAGNUM PETROLEUM, INC.

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             (Exact name of registrant as specified in its charter)


        NEVADA                   1-12508                            87-0462881

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(State or other jurisdiction    (Commission                       (IRS Employer
    of incorporation)           File Number)                 Identification No.)



         600 East Las Colinas Boulevard, Suite 1200, Irving, Texas 75039

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               (Address of principal executive offices) (Zip Code)


Registrant's telephone number, including area code              (214) 401-0752
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          (Former name or former address, if changed since last report)



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Item 4.  Changes in Registrant's Certifying Accountant.

     The accounting firm of Hein + Associates, L.L.P. ("Hein") represented Magnum Petroleum, Inc. (the "Company") as its independent accountants during fiscal year 1995 and was dismissed by the Company's Board of Directors on January 20, 1997. During the Company's most recent fiscal year and subsequent interim period through the date of dismissal, there were no disagreements between the Company and Hein on any matter of accounting principals or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Hein, who would have caused it to make reference to the subject matter of the disagreement in connection with its reports. Hein's reports on the financial statements of the Company for the most recent fiscal year did not contain an adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles. The Company's Board of Directors has appointed Deloitte & Touche L.L.P. as the Company's independent accountants for fiscal year 1996.

         The Company has provided Hein with a copy of the disclosures contained herein, and has requested that it furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements made by the Company in response to item 304 (a) regarding its involvement with the Company as independent accountants and, if not, stating the respects in which it does not agree.

Item 7.           Financial Statements and Exhibits.

         (c)      Exhibits

         16.1 Acknowledgment letter from Hein + Associates L.L.P. regarding its dismissal as the Company's independent public accountants.




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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


MAGNUM PETROLEUM, INC.


     /s/ Gary C. Evans
BY:____________________________
     Gary C. Evans
     President and CEO



Dated:  February 5, 1997